EXHIBIT 32.1

Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Habib Khoury, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-QSB of g8wave Holdings, Inc. for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of g8wave Holdings, Inc.

/s/ Habib Khoury

Habib Khoury
Chief Executive Officer
November 14, 2007

This certification accompanies the Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by g8wave Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the g8wave Holdings, Inc. specifically incorporates it by reference.